08216053

Form **LLC-5.5**
May 2018

Secretary of State
Department of Business Services
Limited Liability Division
501 S. Second St., Rm. 351
Springfield, IL 62756
217-524-8008
www.cyberdriveillinois.com

Payment must be made by certified check, cashier's check, Illinois attorney's check, C.P.A.'s check or money order payable to Secretary of State.

Illinois
Limited Liability Company Act
Articles of Organization

SUBMIT IN DUPLICATE
Type or print clearly.

Filing Fee: $150
Approved: B

FILE #
This space for use by Secretary of State.

FILED
DEC 30 2019
JESSE WHITE
SECRETARY OF STATE

1. Limited Liability Company name (see Note 1): CDW Logistics LLC

2. Address of principal place of business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.)
   200 N. Milwaukee Avenue, Vernon Hills, IL 60061

3. Articles of Organization effective on: (check one)
   ☐ the filing date
   ☒ a later date (not to exceed 60 days after the filing date): 12/31/19
   Month, Day, Year

4. Registered agent's name and registered office address:

Registered agent: Illinois Corporation Service Company
(P.O. Box alone or c/o is unacceptable.)
First Name | Middle Initial | Last Name

Registered office: 801 (Number) Adlai Stevenson Drive (Street) (Suite #)

Springfield (City) IL 62703 (ZIP)

Note: The registered agent must reside in Illinois. If the agent is a business entity, it must be authorized to act as agent in this state.

5. Purpose(s) for which the Limited Liability Company is organized: (see Note 2)
   The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act and/or exclusively for the purpose(s) stated below:

6. The duration of the company is perpetual unless otherwise stated. If the operating agreement provides for a dissolution date, enter that date here: ____________ (Month/Day), ________ (Year).

7. **Optional:** Other provisions for the regulation of the internal affairs of the company: (If additional space is needed, use sheets of this size.) ______________________

8. The Limited Liability Company has or will have on the effective date of filing one or more members.

9. Name(s) and business address(es) of the manager(s) and any member with the authority of manager:

Name	Number & Street	City	State	ZIP
CDW LLC	200 N. Milwaukee Avenue	Vernon Hills	IL	60061

(If additional space is needed, use sheets of this size.)

10. **Name and Address of Organizer(s):**

I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated: December 30 (Month/Day), 2019 (Year)

1. Signature: [signature]
Name and Title (type or print): Christine A. Leahy/Organizer
If organizer is signing for a company or other entity, state name of company or entity: CDW Logistics LLC

1. Number Street: 200 N. Milwaukee Avenue,
City: Vernon Hills
State: Illinois ZIP: 60061

2. Signature: ______
Name (type or print): ______
If organizer is signing for a company or other entity, state name of company or entity: ______

2. Number Street: ______
City: ______
State: ______ ZIP: ______

Note 1: The name must contain the term Limited Liability Company, LLC or L.L.C. The name cannot contain any of the following terms: "Corporation," "Corp." "Incorporated," "Inc.," "Ltd.," "Co.," "Limited Partnership" or "LP." However, a limited liability company that will provide services licensed by the Illinois Department of Financial and Professional Regulation must instead contain the term Professional Limited Liability Company, PLLC or P.L.L.C. in the name.

Note 2: A professional limited liability company must state the specific professional service or related professional services to be rendered by the professional limited liability company.